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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-38359) of Silicon Valley Group, Inc. on Form S-4 of our reports dated October 24, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


San Jose, California
October 28, 1997